UV FLU TECHNOLOGIES, INC. (Company)
Puravair Distributors LLC ( Master Distributor)

DISTRIBUTORSHIP AREEMENT

THIS DISTRIBUTORSHIP AGREEMENT (the “AGREEMENT”) is entered into this 25th Day of November, 2009, by and between UV FLU TECHNOLOGIES., a Nevada corporation with a sales location at 1694 Falmouth Rd #125, Centerville, MA 02632 (the “COMPANY”), and Puravair, LLC, a Massachusetts LLC located at 653 Summer Street, Boston, Ma, 02210 (the “DISTRIBUTOR”).  The COMPANY and DISTRIBUTOR may be referred to hereinafter, together, as the “PARTIES” and individually as a “PARTY”.

WITNESSETH:

WHEREAS, COMPANY desires to appoint PURAVAIR as the exclusive MASTER DISTRIBUTOR for the Viraguard UV-400, and any other products for the Professional, Medical, and Commercial markets (see Schedule E) manufactured or marketed by the COMPANY (“PRODUCTS”) anywhere within the United States and Canada (herein, the “TERRITORY”), and DISTRIBUTOR wishes to obtain from COMPANY the exclusive right to market and sell the PRODUCTS in the TERRITORY, on and subject to the terms and conditions set forth herein;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and AGREEMENTS contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the PARTIES hereby agree as follows:

ARTICLE I

Purchase and Sales Prices of PRODUCTS

1.1           Sales Prices of PRODUCTS to DISTRIBUTOR.  As of the date hereof, the sales prices of the PRODUCTS for sale to DISTRIBUTOR hereunder are set forth on Schedule A attached hereto (such prices, as same may be amended from time to time, together with the prices at which any other PRODUCT is sold by the COMPANY to DISTRIBUTOR hereunder, are hereinafter referred to as the “COMPANY Prices”).  The COMPANY may change COMPANY Prices at any time upon thirty (30) days prior written notice to DISTRIBUTOR.  The COMPANY will honor existing purchase orders written before the effective date of the price increase.

1.2           Due Date for Purchases of PRODUCTS.  The DISTRIBUTOR shall remit payment to the COMPANY within 60 days after receipt of an invoice for PRODUCTS purchased from the COMPANY for the initial inventory only.  No invoice shall be forwarded by COMPANY to DISTRIBUTOR until the PRODUCTS included on the subject invoice have been placed with a common carrier for shipment to DISTRIBUTOR or to DISTRIBUTOR'S customers.

Terms for all future orders after the first full container will be one full container (aprox. 640 units) minimum order quantity, Via LC at sight with the COMPANY (UVFT) as the beneficiary.  The COMPANY will provide at the COMPANY'S expense an inspection of the goods prior to shipment.  The COMPANY will act as the agent in setting up all shipment arrangements from China, and will add $5 to the unit purchase price to cover all freight arrangements. DISTRIBUTOR agrees to meet minimum yearly quantities to maintain its exclusive distribution rights.  (See attached schedule D).

ARTICLE II

Appointment as DISTRIBUTOR

2.1          Appointment as Exclusive DISTRIBUTOR.  COMPANY hereby appoints DISTRIBUTOR the exclusive MASTER DISTRIBUTOR for the PRODUCTS within the TERRITORY, and DISTRIBUTOR hereby accepts such appointment, upon the terms hereinafter set forth.  The PARTIES acknowledge and agree that DISTRIBUTOR may appoint additional sales representatives or subdistributors to sell the PRODUCTS and may sell the PRODUCTS through the DISTRIBUTOR'S sales staff, infomercials, web site and through catalogues.  All PRODUCTS sold by DISTRIBUTOR shall be purchased by DISTRIBUTOR from the COMPANY at the COMPANY price.  The DISTRIBUTOR shall undertake all typical business methods to promote and sell the COMPANY'S PRODUCTS and as the exclusive Master Distributor for the Products to meet the mutually agreed upon sales benchmarks set forth in Schedule D. DISTRIBUTOR may not market, resell or distribute any PRODUCT outside the TERRITORY, and shall promptly refer to the COMPANY all inquiries and referrals received by DISTRIBUTOR regarding potential sales of PRODUCTS outside the TERRITORY.  This AGREEMENT only permits DISTRIBUTOR to resell PRODUCTS originally sold to DISTRIBUTOR by the COMPANY.  The sales of, or offer to sell, PRODUCTS to DISTRIBUTOR by the COMPANY does not cover any other right to manufacture or modify the PRODUCTS.

2.2          Markets.  (See Schedule E).

2.3          Sales to DISTRIBUTOR.

(a)
COMPANY agrees that it will sell PRODUCTS directly to DISTRIBUTOR in such quantities as DISTRIBUTOR may from time to time order, subject to the ability of COMPANY to manufacture and supply. It is expressly understood by the parties hereto that all purchase orders for COMPANY PRODUCTS shall be placed with COMPANY and that DISTRIBUTOR will be invoiced and make payments directly to COMPANY.

(b)
The terms and conditions of this Agreement shall apply to and govern all orders for COMPANY PRODUCTS submitted to COMPANY by DISTRIBUTOR. Nothing contained in any such orders shall in any way modify such terms and conditions or add any additional terms and conditions except as otherwise agreed to in writing by the parties hereto. In the event of any conflicting terms between any purchase order and this Agreement, the terms and conditions set forth in this Agreement shall control business days after such facsimile or electronic mail is received by COMPANY. All orders placed with COMPANY for COMPANY PRODUCTS shall be subject to acceptance by COMPANY, and COMPANY shall use its reasonable commercial efforts to notify DISTRIBUTOR in writing of the acceptance or rejection of a purchase order and of assigned delivery date for accepted orders within five (5) business days after receipt of such order.

(c)
All orders for a COMPANY PRODUCTS placed by DISTRIBUTOR shall be in writing, and may be initially placed by facsimile or electronic mail if a hard copy of the written purchase order for such order is received by COMPANY within ten (10) business days after such facsimile or electronic mail is received by COMPANY.  All orders placed with COMPANY for COMPANY PRODUCTS shall be subject to acceptance by COMPANY, and COMPANY shall use its reasonable commercial efforts to notify DISTRIBUTOR in writing of the acceptance or rejection of a purchase order and of assigned delivery date for accepted orders within five (5) business days after receipt of such order.

(d)
COMPANY reserves the right to cancel or delay shipment of any order placed by DISTRIBUTOR and accepted by COMPANY, if DISTRIBUTOR (1) fails to make any payment as provided herein; or (2) otherwise fails to comply with the terms and conditions of this Agreement.

(e)
Once an order placed by DISTRIBUTOR has been accepted by COMPANY, it may not be cancelled by DISTRIBUTOR, unless (i) COMPANY has failed to ship the order, or any portion thereof, within thirty (30) business days of the requested delivery date; (ii) DISTRIBUTOR provides written notice of cancellation, and COMPANY acknowledges such cancellation in writing; and (iii) COMPANY has not yet shipped the order or portion thereof which DISTRIBUTOR desires to cancel.  In such a case, DISTRIBUTOR will pay a ten (10%) percent cancellation charge to COMPANY for all costs already incurred by COMPANY as well as any material and/or labor commitments made by COMPANY.

(f)
The COMPANY, in its sole discretion, shall have the right to discontinue the marketing, production, distribution of any or all of the PRODUCTS at any time during the term of this AGREEMENT, provided that the COMPANY gives thirty (30) days prior written notice to DISTRIBUTOR. The COMPANY shall be under no obligation to continue the production of any PRODUCT.  The COMPANY may modify, replace, and improve any PRODUCT, at the COMPANY'S discretion, without prior notice to DISTRIBUTOR and liability of any kind.

ARTICLE III

Covenants and Warranties

3.1          Covenants of DISTRIBUTOR.

(a)           Orders.  To initiate this agreement, the DISTRIBUTOR will place an initial stocking order of 250 units at the current distributor price (see Schedule A).

(b)           Forecasts.  Upon execution of this AGREEMENT, DISTRIBUTOR shall furnish COMPANY with DISTRIBUTOR'S good faith estimate of the quantities of PRODUCTS DISTRIBUTOR intends to purchase from the COMPANY during each of the three (3) calendar months following the date hereof (the “Three Month Forecast”).  DISTRIBUTOR shall use its commercially reasonable best efforts to deliver to the COMPANY no later than the twentieth (20th) day of each calendar month during the term of this AGREEMENT, an updated Three Month Forecast.  Under no circumstances shall DISTRIBUTOR be required to implement any of the purchases of PRODUCTS contained in its Three Month Forecast.

(c)           Taxes.  DISTRIBUTOR shall pay directly all franchise, sales, use, personal property, ad valorem, value added, stamp or other taxes (other than taxes measured by the income of the COMPANY), together with all penalties, fines and interest thereon that in any way arise out of this AGREEMENT, and are measured by the price, the charges, the programs or the services furnished to its customers and/or end-users of the PRODUCTS and Services (hereinafter collectively called “TAX”).  DISTRIBUTOR may contest any TAX paid or payable in connection with this AGREEMENT and agrees to hold COMPANY harmless in connection with any such contest.

(d)           Customer Service.  The DISTRIBUTOR shall provide customer service via an 800 number at their expense and provide such employees as are necessary to accomplish the benchmarks set forth in Schedule D and to uphold the terms and mutual goals of this AGREEMENT.  DISTRIBUTOR agrees to carry required parts and accessories that consumers will need, such as replacement cartridges.

(e)           DISTRIBUTOR will immediately bring to the attention of COMPANY any improper or wrongful use in the Territory of COMPANY'S patents, trademarks, copyrights, emblems, designs, models or similar industrial or commercial rights which come to DISTRIBUTOR'S notice.  The DISTRIBUTOR shall assist COMPANY in taking all steps to defend COMPANY'S rights but shall not be required to institute legal proceedings.

3.2          Covenants and Representations of the COMPANY.

(a)	Pricing. COMPANY will establish the DISTRIBUTOR price, charges and terms and conditions of sale of the PRODUCTS, enclosed as Schedules A and C attached to this AGREEMENT;

(b)	Availability. DISTRIBUTOR will furnish all sales price sheets and schedules.

(c)	Literature. COMPANY will provide its customary literature in reasonable quantities, concerning the PRODUCTS to DISTRIBUTOR as DISTRIBUTOR may from time to time request;

(d)
Approvals.  COMPANY will review and timely approve or reject all literature, sales brochures, infomercials, web sites, and other sales and marketing material prepared and sought to be used by the DISTRIBUTOR in the accomplishment of its sales efforts;

3.3         Shipment, Inspection and Return Policies (see Schedule C).

3.4         Warranties (see Schedule B).

3.5         Indemnification.

(a)
The COMPANY shall indemnify, save, and hold harmless DISTRIBUTOR from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses, including without limitation, interest, penalties, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively referred to herein as “CLAIMS”), incurred in connection with any breach of any covenant or warranty, or the inaccuracy of any representation, made by the COMPANY in or pursuant to this AGREEMENT, unless caused by the gross negligence or willful misconduct of DISTRIBUTOR.

(b)
DISTRIBUTOR shall indemnify, save, and hold harmless the COMPANY from and against any and all CLAIMS, incurred in connection with or arising out of or resulting from or incident to any breach of any covenant or warranty, or the inaccuracy of any representation, made by DISTRIBUTOR in or pursuant to this AGREEMENT, unless caused by the gross negligence or willful misconduct of the COMPANY.

(c)
If any lawsuit or enforcement action is filed against any PARTY entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) days after the service of the citation or summons); provided that the failure of any indemnified PARTY to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying PARTY demonstrates actual damage caused by such failure.  After such notice, if the indemnifying Party acknowledges in writing to such indemnified party that such indemnifying PARTY shall be liable under its indemnity in connection with such lawsuit or action, then the indemnifying PARTY shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying PARTY'S cost, risk and expense, and such indemnified PARTY shall cooperate in all reasonable respects, at its cost, risk and expense, with the indemnifying PARTY and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.

3.6         Confidentiality.  “CONFIDENTIAL INFORMATION” shall mean any confidential technical data, trade secret, know-how or other confidential information disclosed by the COMPANY to the DISTRIBUTOR in writing, orally, or by drawing or other form.  The COMPANY hereby grants the DISTRIBUTOR a license to utilize such Confidential Information and all Patents, to the extent necessary or advisable to perform its obligations hereunder.

(a)
Notwithstanding the foregoing, CONFIDENTIAL INFORMATION shall not include information which: (i) is known to the DISTRIBUTOR at the time of disclosure or becomes known to the DISTRIBUTOR without breach of this AGREEMENT; (ii) is or becomes publicly known through no wrongful act of the DISTRIBUTOR; (iii) is rightfully received from a third party without restriction on disclosure; (iv) is independently developed by the DISTRIBUTOR; (v) is furnished to any third party by the COMPANY without restriction on its disclosure; (vi) is approved for release upon a prior written consent of the COMPANY; (vii) is disclosed pursuant to judicial order, requirement of a governmental agency or by operation of law.

(b)
The DISTRIBUTOR agrees that it will not disclose any Confidential Information to any third party and will not use Confidential Information of the COMPANY for any purpose other than for the performance of the rights arid obligations hereunder during the term of this AGREEMENT and for a period of five years thereafter, without the prior written consent of the COMPANY.  The DISTRIBUTOR further agrees that Confidential Information shall remain the sole property of the COMPANY and that it will take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information by its employees.

(c)	Upon the request of the COMPANY, the DISTRIBUTOR will promptly return all Confidential Information furnished hereunder and all copies thereof.

(d)
Neither PARTY shall disclose any of the specific terms of this AGREEMENT to any third party without the prior written consent of the other PARTY, which consent shall not be withheld unreasonably. Notwithstanding the foregoing, any party may disclose information concerning this AGREEMENT as required by the rules, orders, regulations, subpoenas or directives of a court, government or governmental agency, after giving prior notice to the other PARTY.

(e)	DISTRIBUTOR agrees not to modify, de-compile, analyze, study, reverse-assemble or reverse engineer any PRODUCT or any component thereof.

(f)
If DISTRIBUTOR breaches any of its obligations with respect to confidentiality and unauthorized use of Confidential Information or the PRODUCTS hereunder, the COMPANY shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages notwithstanding anything to the contrary contained herein.

3.7         Competing Products.  The DISTRIBUTOR agrees that during the term of this AGREEMENT and for a period of two years after the termination or expiration of this AGREEMENT, it will not, directly or indirectly, manufacture, sell, market or represent any air purifying product or products similar to the PRODUCTS, and will not be engaged by or be an investor or owner of any company that is in the business of selling, marketing or manufacturing air purifying products that directly compete with the PRODUCTS.

ARTICLE IV

Term and Termination

4.1         Term.  The original term of this AGREEMENT shall begin on the date of execution hereof, and shall continue in full force and effect for one year thereafter, after which time this AGREEMENT shall automatically renew for consecutive one (1) year terms, unless and until terminated by either PARTY for a MATERIAL BREACH (as defined below) upon written notice to the other PARTY delivered at least three (3) months prior to the end of the term hereof or any renewal term; or unless earlier terminated as provided in this AGREEMENT.

4.2         Events of Termination.  The COMPANY may terminate this AGREEMENT upon the occurrence of a “MATERIAL BREACH.”  It shall be a MATERIAL BREACH if DISTRIBUTOR fails to cure a default within thirty (30) days following receipt of a written notice of such default.  For purposes of this AGREEMENT, it shall be a default if DISTRIBUTOR:

(a)	fails or refuses to make payments of any amounts due for purchases of PRODUCT;

(b)
conducts any portion of its business or uses any of the PRODUCTS in a manner that the COMPANY reasonably believes threatens the validity or integrity of any of the Patents or threatens the goodwill associated therewith;

(c)	becomes insolvent by reason of an inability to pay debts as they mature or makes an assignment for the benefit or creditors or any admission of inability to pay obligations as they become due; or

(d)	fails or refuses to comply with any other material provision of this AGREEMENT or any reasonable instruction of the COMPANY concerning use of any of the PRODUCTS.

(e)	At COMPANY'S discretion, COMPANY and DISTRIBUTOR agree that COMPANY may terminate this AGREEMENT if DISTRIBUTOR is unable to meet the benchmarks set forth in Schedule D, attached hereto.

4.3         Termination by DISTRIBUTOR.  This AGREEMENT may be terminated by DISTRIBUTOR if the COMPANY: (i) is guilty of any breach of any material obligation and/or condition of this AGREEMENT (unless caused by DISTRIBUTOR) provided that if the breach may be cured, this AGREEMENT shall not be terminated until the expiration of thirty (30) days after written notice has been given to the COMPANY of such default during which time such default is not cured; (ii) is guilty of fraud or misconduct to any material extent.

4.4         Effect of Termination.  Upon termination of this AGREEMENT, DISTRIBUTOR shall:

(a)
pay the COMPANY within fifteen (15) days after the effective date of termination (or such later date that such amounts are due to the COMPANY pursuant to the terms of purchase) all unpaid purchase price amounts for the PRODUCTS;

(b)	cease to use any advertising materials, signs, sign faces, forms, invoices or other materials pertaining to the COMPANY or any of the PRODUCTS;

(c)	forfeit any right to act as a United States and Canadian sales distributor;

(d)
discontinue use of any of the PRODUCTS, or any colorable imitation thereof, in any manner or for any purpose, and discontinue utilizing for any purpose any PRODUCTS that suggests or indicates a current or prior connection or association with the COMPANY or its affiliates; provided, however, that DISTRIBUTOR shall be permitted to sell any PRODUCTS remaining in its inventory within three (3) months following termination;

(e)	promptly take such action as may be required to cancel all fictitious or assumed name or equivalent registrations relating to DISTRIBUTOR'S use of any PRODUCTS; and

(f)	furnish to the COMPANY within thirty (30) days after the effective date of termination, evidence satisfactory to the COMPANY of DISTRIBUTOR'S compliance with the foregoing obligations.

Termination of this AGREEMENT in any manner whatsoever shall be without prejudice to the rights of any PARTY in connection with acts or matters or things done, committed, omitted, or suffered by any PARTY prior to the date of such termination.  Termination of this AGREEMENT shall not affect any contract in respect of the PRODUCTS in the course of performance at the time the notice of termination takes effect, and the provisions of this AGREEMENT shall apply to any such contract until such contract expires or is otherwise terminated in accordance with the terms thereof.

ARTICLE V

Miscellaneous

5.1         Independent Contractor.  Nothing herein shall be construed or deemed to create a joint venture, contract of employment or partnership.  The relationship between the PARTIES is that of independent contractors.  Under no circumstances will either PARTY act or attempt to act, or represent itself, as an agent of the other PARTY without prior written authorization, or enter into any contract on behalf of the other PARTY.  Neither PARTY shall use the corporate or fictitious name of the other PARTY without the prior written consent of the other PARTY.

5.2         Notices.  Any notice, request, consent or communication (collectively a “NOTICE”) under this AGREEMENT shall be effective only if it is in writing and (a) personally delivered or, (b) sent by certified or registered mail, return receipt requested, postage prepaid or, (c) sent by nationally recognized overnight delivery service, with delivery confirmed, or (d) telefaxed or telecopied, with receipt confirmed, addressed as follows:

COMPANY:	UV FLU TECHNOLOGIES, INC.
Attn: Jack Lennon
1694 Falmouth Rd #125
Centerville, MA 02632
Phone: 508 362-4420

DISTRIBUTOR:	Puravair LLC
Attn: John Pappas
653 Summer St.
Boston, MA 02210

or to such other address or addresses as shall be furnished in writing by any PARTY to the other PARTY. A NOTICE shall be deemed to have been given as of the date when (1) personally delivered, (ii) three days after when delivered during business hours to said overnight delivery service, properly addressed and prior to such delivery service's cut off time for next day delivery, or (iii) when receipt of the telex or telecopy is confirmed, as the case may be, unless the sending Party has actual knowledge that a NOTICE was not received by the intended recipient.

53           Headings.  Section headings contained in this AGREEMENT are for reference purposes only and shall not affect in any way the meaning or interpretation of this AGREEMENT.

5.4          Entire AGREEMENT: Modification.  This AGREEMENT contains the complete expression of the AGREEMENT between the PARTIES with respect to the matters addressed herein and there are no promises, representations, or inducements except in writing signed by both PARTIES hereto.  All terms and provisions of this AGREEMENT shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the PARTIES hereto, and no modification to this AGREEMENT shall be binding upon the PARTIES unless such modification is in writing and signed by both PARTIES.

5.5          No Waiver.  Failure by either PARTY hereto to enforce at any time or for any period of time any provision or right hereunder shall not constitute a waiver of such provision or of the right of such party thereafter to enforce each and every such provision.

5.6          Governing Law.  This AGREEMENT shall be governed by and construed and enforced in accordance with the laws of Nevada. All disputes concerning this AGREEMENT shall be tried in the federal or state courts located in Nevada.

5.7          Counterparts.  This AGREEMENT may be executed in any number of counterparts, all of which together shall constitute one AGREEMENT binding on the PARTIES hereto.

5.8          Severability.  If any provision of this AGREEMENT shall for any reason be held to violate applicable law, and so much of said AGREEMENT is held unenforceable, then the invalidity of such specific provision herein shall not be held to invalidate any other provision herein, which shall remain in full force and effect.

5.9          Force Majeure.  Either PARTY will be excused for delays in performance under this AGREEMENT if their inability to perform punctually is caused by force majeure.  Force majeure as used herein shall mean, cover and include the following: acts of God, strikes, lock-outs, industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, wash-outs, tornadoes, hurricanes, windstorms, arrest and restraint of rulers and people, civil disturbances, boycotts, explosions, breakage or accident to machinery or equipment, and any other causes similar to those above, which are not within the reasonable control of the PARTY claiming force majeure, and which by the exercise of due diligence such PARTY is unable to overcome, it being understood and agreed by and between the PARTIES hereto, that upon any event of force majeure if it lasted for a consecutive period of three (3) months, either party hereto shall be entitled to unilaterally terminate this AGREEMENT with immediate effect, by written notice to the other Party.  However, any payment obligations by DISTRIBUTOR pursuant to the terms of this AGREEMENT or any purchase order shall remain in full force and effect.

5.10       Rights of Parties: Reservation of Rights.  Nothing in this AGREEMENT, whether express or implied, is intended to confer any rights or remedies under or by reason of this AGREEMENT on any persons other than the PARTIES and their respective successors and permitted assigns, nor is anything in this AGREEMENT intended to relieve or discharge the obligation or liability of any third persons to any party to this AGREEMENT, nor shall any provision give any third person any right of subrogation or action over against any party to this AGREEMENT.  All rights not expressly granted herein are reserved by COMPANY.

5.11        Interest on Unpaid Amounts.  Any amounts due to either Party by the other Party hereunder or pursuant to any other relationship between the COMPANY and DISTRIBUTOR that are not paid as and when due shall bear interest at the rate of the lower of eighteen percent (18%) per annum or the maximum amount permitted by law.  Such interest shall be in addition to, and not in lieu of, other remedies afforded either PARTY hereunder, at law or in equity for breach of this AGREEMENT.

5.12        Drafting.  Both PARTIES hereto acknowledge that each PARTY was actively involved in the negotiation and drafting of this AGREEMENT and that no law or rule of construction shall be raised or used in which the provisions of this AGREEMENT shall be construed in favor or against either Party hereto because one is deemed to be the author thereof.

5.13        No Assignments or Sublicenses.  DISTRIBUTOR may not, without the prior written Consent of the COMPANY, which may be withheld by the COMPANY in its sole and absolute discretion, assign this AGREEMENT or any of its rights hereunder, nor sublicense any right, title or interest in the PRODUCTS or any of the related information, processes, formula, or technology disclosed to another PARTY hereunder or in connection herewith, or any technology or invention developed in connection with any research or development done by any PARTY relating thereto.

5.14        Attorneys' Fees.  If any litigation is instituted to enforce or interpret the provisions of this AGREEMENT or the transactions described herein, the prevailing PARTY in such action shall be entitled to recover its reasonable attorneys' fees from the non- prevailing PARTY.

EXECUTED on the date first set forth above.

UF FLU TECHNOLOGIES, INC.

By:
Jack Lennon, President

By:

SCHEDULE A

MASTER DISTRIBUTOR PRICES

Item	Description	Dist.	Price List	Quantity

UV 400	UV 400 Air Purifer (including cartridge)	$350.00		640 units

REPLACEMENT CARTRIDGES AND FILTERS

UV 250	Replacement Cartridge Master Pack	$400.00		1

UV 200	Replacement Cartridge	$100.00		1

TERMS:  2% net 10. Sixty (60) days Initial shipment 250 only, 45 days thereafter.  LC at sight MOQ 1 container (640 pcs.) normal order terms, after 1st full container.  UV Flu will be responsible for coordinating logistics to ship product directly to your warehouse.  We will set up procedures for joint LC’s to minimize upfront money for both parties.

SCHEDULE B

One Year Limited Warranty

UV Flu Technologies, Inc. warrants this PRODUCT to be free from defects in workmanship or materials for a period of one year from the date of purchase. If the PRODUCT fails any time within one year after purchase, UV Flu Technologies, Inc. will repair or replace the defective part (at its option).  The warranty does not apply to damage resulting from abusive, commercial or unreasonable use. Defects, which result from normal wear and tear, will not be considered manufacturing defects. All defective product is to be returned to the Exclusive Master Distributor's Facility.

This warranty does not cover damage resulting from unauthorized attempts to repair or from any use not in accordance with this manual.

Use of non- UV Flu Technologies, Inc. replacement parts will invalidate this warranty.  This warranty is voided if the PRODUCT is not purchased and used in the USA or Canada.  This warranty applies only to the original Purchaser of this PRODUCT.

Under this warranty, UV Flu Technologies, Inc. SHALL NOT BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY BREACH OF WARRANTY, EXPRESSED OR IMPLIED, APPLUCABLE TO THIS PRODUCT. Some regions do not allow the limitation or exclusion of incidental, special or consequential damages so the above limitations may not apply to you.

EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE PRODUCT IS PROVIDED ON AN “AS IS” BASIS.  THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, AND THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXCLUDED BEYOND THE ONE YEAR DURATION OF THIS WARRANTY. Some regions do not allow limitations on how long an implied warranty lasts, so the above limitation may not apply to you.

This warranty gives you specific legal rights, and you may have other rights, which vary from region to region.

In case of questions regarding the provisions of this warranty, the English version will govern.

UV Flu Technologies, Inc.
1694 Falmouth Rd #125
Centerville, MA 02632
Phone 508 362-4420

SCHEDULE C

PROCEDURES AND POLICIES
Shipping

1.           All shipments are sold FOB port China full container quantities of one container (640 pcs.) UV Flu will coordinate logistics, and will be responsible for first full container LC and shipping, and will coordinate thereafter.

2.           UV Flu Technologies, Inc. is not responsible for combining shipments of orders received on separate purchase orders.

Damaged Goods Policy

1.           Shipment will be inspected prior to shipment from the port in China.

2.           Note damage on the delivery freight bill and have driver sign, acknowledging damage, (bent, crushed or torn carton, etc.).  Send a copy of the freight bill, inspection report, and identifying PRODUCT shipping invoice to the attention of the Customer Service Dept.

Returned Goods Policy

The COMPANY will give the DISTRIBUTOR a 2% defective goods allowance.  The DISTRIBUTOR will deal with returns from customers in any manner that they see fit and has the right to refurbish and sell Returned units.

Exhibit Participation Policy

1.           UV Flu Technologies, Inc. will pay its fair share on a per square foot basis of the DISTRIBUTOR'S booth at professional trade shows that are agreed to prior to the show by the President of UVFT.

SCHEDULE D

BENCHMARKS

To retain rights as the Exclusive Master Distributor, the DISTRIBUTOR agrees to meet the following benchmark quantities:

2010:

Q1:	640 (one containers)

Q2:	640

Q3:	1920

Q4:	4,480 (seven containers)

Q5:	Total: 7,680 (12 containers)

SCHEDULE E

MARKETS

The DISTRIBUTOR may sell the product in the PROFESSIONAL, MEDICAL, AND COMMERCIAL markets, including but not limited to:

INSTITUTIONAL:  Hospitals, Nursing Homes, Physician Offices, Dentist Offices, Outpatient Surgical Centers, Child and Adult Day Care, Clinics, Schools, Laboratories, Animal Clinics and Veterinary hospitals, etc.

COMMERCIAL:  Commercial Office Buildings, Industrial Offices, Government Office Buildings, Military Offices and Ships, Retail Offices,

Note — SCHEDULE TO BE COMPLETED